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                                                                 [HYPERCOM LOGO]

Exhibit 99.1




Contacts:

John W. Smolak                                     Scott Tsujita
EVP, CFO & Chief Administrative Officer            VP Finance & Treasurer
Hypercom Corporation                               Hypercom Corporation
Phone: 602.504.4750                                Phone: 602.504.5161
Email: jsmolak@hypercom.com                        Email: stsujita@hypercom.com


FOR IMMEDIATE RELEASE

            HYPERCOM CORPORATION ANNOUNCES STOCK REPURCHASE PROGRAM; FOUNDERS SELL 14 MILLION SHARES TO INSTITUTIONAL INVESTORS

PHOENIX, AUGUST 15, 2003 - Hypercom Corporation (NYSE: HYC) today announced that the Company's Board of Directors approved a stock repurchase program of up to $10 million in common stock. Chris Alexander, Hypercom's Chairman and CEO stated, "Today's announcement of a share repurchase program is consistent with our stated commitment of maximizing shareholder value. In tandem with reinvestment for profitable growth of our business, it is an appropriate use of available cash given the strength of our balance sheet." At June 30, 2003, the Company had unrestricted cash of $47.1 million, up from $13.9 million at June 30, 2002.

Separately, the Company announced that George Wallner, the Company's founder, has sold 7 million shares of his personal holdings in the Company to institutional investors. The Company has agreed to register these shares for resale. Mr. Wallner also resigned from the Board of Directors, will no longer act as a consultant to the Company, and entered into a non-competition agreement that, among other matters, grants the Company a right of first offer with respect to future inventions developed by Mr. Wallner relating to the Company's business. Mr. Wallner beneficially owned 3.8 million shares in the Company, subject to restrictions on resale, subsequent to his sale of shares. Paul Wallner, George Wallner's brother, and also a founder of the Company who left the Company's employ in December 1999, also sold 7 million shares to institutional investors. Paul Wallner owned 400,000 shares in the Company subsequent to his sale of shares. Settlement for the shares is expected to take place, subject to customary conditions, on Monday, August 18, 2003. Roth Capital Partners, LLC acted as the agent for the sellers in connection with this transaction.

The Company did not participate as a buyer in either of the aforementioned sales of stock. Mr. Alexander added, "These transactions have diversified our shareholder base while addressing market concerns over potential large block sales. We appreciate the confidence of our new investors in the Company and its prospects."


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ABOUT HYPERCOM (WWW.HYPERCOM.COM)

Celebrating 25 years of technology excellence, innovation and leadership, Hypercom Corporation is a leading global provider of electronic payment solutions that add value at the point-of-sale for consumers, merchants and acquirers, and yield increased profitability for its customers. Hypercom's products include secure web-enabled information and transaction terminals that work seamlessly with its networking equipment and software applications for e-commerce, m-commerce, smart cards and traditional payment applications.

Hypercom's widely-accepted Internet-enabled, consumer-activated and EMV-approved touch-screen ICE(TM) (Interactive Consumer Environment) information and transaction terminals enable acquirers and merchants to decrease costs, increase revenues and improve customer retention.

Headquartered in Phoenix, Arizona, Hypercom has shipped more than six million terminals in over 100 countries, which conduct over 10 billion transactions annually.


FORWARD-LOOKING STATEMENTS

Certain matters discussed within this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Although the Company's management believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from expectations include industry, competitive and technological changes; risks associated with international operations and foreign currency fluctuations; the composition, timing and size of orders from and shipments to major customers; inventory obsolescence; market acceptance of new products and other risks detailed from time to time in the Company's SEC reports, including the Company's most recent 10-K and subsequent 10-Qs. Forward-looking statements speak only as of the date the statement was made. The Company does not undertake and specifically disclaims any obligation to update any forward-looking statements. In addition, the Company does not endorse any projections regarding future performance that may be made by third parties. From time to time, the Company's Board of Directors evaluates strategic alternatives which include sale of the Company. If pursued, any sale of the Company could be at a price higher than prices that the Company repurchases stock in the market.

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Hypercom is a registered trademark of Hypercom Corporation. ICE is a trademark of Hypercom Corporation.